Exhibit 99.1
UNITED STATES DEPARTMENT OF TRANSPORTATION
NATIONAL HIGHWAY TRAFFIC SAFETY ADMINISTRATION
1200 New Jersey Avenue, SE
West Building, W41-326
Washington, DC 20590
In re:

FCA US LLC
AQ14-003 (Recall Nos. 13V-528 and 13V-529)
NHTSA Recall Nos. 13V-038, 13V-252,
13V-527, 14V-154, 14V-373, 14V-391,
14V-438, 14V-567, 14V-634, 14V-635,
14V-749, 14V-795, 14V-796, 14V-817,
15V-041, 15V-046, 15V-090, 15V-114,
15V-115, 15V-178 and 15V-290
CONSENT ORDER

This Consent Order is issued pursuant to the authority of the National Highway Traffic Safety Administration (“NHTSA”), an operating administration of the U.S. Department of Transportation, to resolve, mitigate, and control risks of harm, and promote safety. This Consent Order sets forth the requirements and performance obligations of, FCA US LLC, and all of its subsidiary companies (collectively, “FCA US”), in connection with FCA US’s failure to adequately remedy defective vehicles within a reasonable time in violation of 49 U.S.C. § 30120(a),(c); and violations of the recall reporting and notification requirements under 49 U.S.C. §§ 30118-30119 and 49 C.F.R. §§ 573 and 577, under the following terms and conditions, as well as all attachments which are hereby incorporated by reference.
I. NATURE OF THE ACTION

1.    The National Traffic and Motor Vehicle Safety Act of 1966 as amended and recodified (the “Safety Act”), 49 U.S.C. § 30101, et seq., provides for regulation of motor vehicles and motor vehicle equipment by the Secretary of Transportation. The Secretary has delegated his authorities under the Safety Act to the NHTSA Administrator, 49 C.F.R. §§ 1.95(a), 501.2(a)(1).

2.    A manufacturer of a motor vehicle that decides in good faith that the vehicle contains a defect related to motor vehicle safety or does not comply with an applicable federal motor vehicle safety standard must notify NHTSA by submitting a Defect and Noncompliance Information Report. 49 U.S.C. § 30118(c); 49 C.F.R. § 573.6. A manufacturer must submit the Defect and Noncompliance Information Report not more than five working days after it knew or should have known of a safety-related defect or noncompliance in its vehicles. See 49 C.F.R. § 573.6(b).

3.    A manufacturer’s Defect and Noncompliance Information Report must contain, at a minimum, the manufacturer’s name, the identity of the vehicles potentially containing the defect or noncompliance, and a description of the defect or noncompliance. 49 C.F.R. § 573.6(b). Other required information not available at the time the initial Defect and Noncompliance Information Report must be submitted within five working days after the manufacturer has confirmed the accuracy of the information. Id.

4.    A manufacturer must amend its Defect and Noncompliance Information Report within five working days after it has new information that updates or corrects information previously reported on the identity of the vehicles potentially containing the defect or noncompliance, the total number of vehicles potentially containing the defect or noncompliance, the manufacturer’s program for remedying the defect or noncompliance, and the estimated date(s) on which it will begin sending notifications about the recall to owners and dealers. 49 C.F.R. § 573.6(b). If a manufacturer becomes aware that the beginning or completion dates reported to the agency for its notifications to owners or dealers will be delayed by more than two weeks, it must promptly advise the agency of the delay and the reasons for the delay, and provide a revised estimate. 49 C.F.R. §§ 573.6(b), (c)(8)(ii).

5.    A manufacturer of motor vehicles is required to notify owners, purchasers, and dealers when the manufacturer determines that its vehicles contain a defect related to motor vehicle safety or do not comply with a federal motor vehicle safety standard. 49 U.S.C. §§ 30118-30119. The notification to owners must be sent no later than 60 days from the date the manufacturer files its Defect and Noncompliance Information Report with NHTSA. 49 U.S.C. § 30118(c); 49 C.F.R. § 577.7(a)(1). A manufacturer must submit a copy of its proposed owner notification to NHTSA’s Recall Management Division no fewer than five Federal Government business days before it intends to begin mailing it to owners. 49 C.F.R. § 577.5(a). Manufacturers are required to submit representative copies of their notices to owners, purchasers, and dealers, along with any bulletins or other communications related to the recall, to NHTSA. 49 U.S.C. § 30166(f); 49 C.F.R. §§ 573.6(c)(10), 577.5(a), 577.7(c)(1).

6.    All submissions pursuant to 49 C.F.R. Part 573, except as otherwise required, must be submitted to NHTSA through its online recalls portal. 49 C.F.R. § 573.9. A manufacturer must use the provided templates for all required submissions. Id.

7.    A manufacturer conducting a recall to remedy a defect or noncompliance must submit a report to NHTSA containing information about the manufacturer’s progress in completing the recall “for each of six consecutive quarters beginning with the quarter in which the campaign was initiated . . . or [until] corrective action has been completed on all defective or noncomplying vehicles.” 49 C.F.R. § 573.7.

8.    If a manufacturer decides to repair a defective or noncomplying motor vehicle or equipment, and the repair is not done adequately within a reasonable time, the manufacturer is required to “replace the vehicle or equipment without charge” or for a vehicle, “refund the purchase price, less a reasonable allowance for depreciation.” 49 U.S.C. § 30120(c)(1).

9.    A person who violates the Safety Act, or a regulation prescribed thereunder, including the defect and noncompliance notification and remedy requirements, is liable to the United States for a civil penalty of not more than $7,000 for each violation. 49 U.S.C. § 30165(a)(1); 49 C.F.R. § 578.6(a). A separate violation occurs for each item of motor vehicle equipment and for each failure or refusal to allow or perform a required act. 49 U.S.C. § 30165(a)(1); 49 C.F.R. § 578.6(a).

10.    FCA US is a manufacturer of motor vehicles within the meaning of the Safety Act, see 49 U.S.C. § 30102(a)(6), and a person within the meaning of 49 U.S.C. § 30165.

11.    FCA US violated the Safety Act by failing to adequately remedy defective vehicles within a reasonable time in accordance with 49 U.S.C. §§ 30120(a) and 30120(c).

12.    FCA US violated the Safety Act by issuing untimely owner notifications and by failing to timely provide copies of owner and dealer notifications to NHTSA in accordance with 49 U.S.C. §§ 30118(c), 30119(c)(2), and 49 C.F.R. §§ 577.5, 577.7(a)(1).

13.    FCA US violated the Safety Act by failing to provide timely, accurate, and complete notice to NHTSA about vehicle defects and recalls in accordance with 49 U.S.C. § 30118(c) and 49 C.F.R. §§ 573.6.

14.    NHTSA issues this Consent Order pursuant to its authority under the Safety Act, 49 U.S.C. § 30101, et seq., as delegated by the Secretary of Transportation, 49 C.F.R. §§ 1.95, 501.2(a)(1), to compromise the amount of civil penalties, 49 U.S.C. § 30165(b), to inspect and investigate, 49 U.S.C. § 30166(b)(1), to ensure that defective vehicles and equipment are recalled, 49 U.S.C. §§ 30118-30119, and to require any person to file reports or answers to specific questions, 49 U.S.C. § 30166(g). It is AGREED by FCA US and ORDERED by NHTSA as follows:
II. TERMS AND CONDITIONS OF CONSENT ORDER
Admissions of Violations of the Safety Act

15.    FCA US admits that it violated the Safety Act when FCA US failed to adequately remedy defective vehicles in connection with Recalls 13V-038, 13V-527, and 13V-529, within a reasonable time as required by 49 U.S.C. §§ 30120(a) and 30120(c).

16.    FCA US further admits that it violated the Safety Act when FCA US failed to timely notify vehicle owners of the existence of a defect and to timely submit copies to NHTSA of communications relating to recalls as required by 49 U.S.C. §§ 30118(c), 30119(c)(2), and 49 C.F.R. §§ 577.5, 577.7(a)(1).

17.    FCA US also admits it violated the Safety Act by failing to provide NHTSA with timely, accurate, and complete information relating to vehicle defects and recalls as required by 49 U.S.C. § 30118(c) and 49 C.F.R. §§ 573.6.
Civil Penalty

18.    Subject to the terms in the remainder of this paragraph, FCA US shall pay a civil penalty in the sum of one hundred and five million dollars ($105,000,000) (“Total Civil Penalty”) for failing to adequately remedy defective vehicles within a reasonable time through repair, replacement, or repurchase in the above-cited campaigns; for failing to timely notify owners of vehicle defects; for failing to timely submit copies to NHTSA of communications relating to recalls; and for failing to provide NHTSA with timely, accurate, and complete information relating to vehicle defects and recalls. Of the total civil penalty, the sum of seventy million dollars ($70,000,000) shall be paid in accordance with the instructions provided in Paragraph 20 below (the “Non-Deferred Amount”). The payment of the sum of fifteen million dollars ($15,000,000) shall be deferred and held in abeyance by NHTSA pending FCA

US’s satisfactory completion, as determined by NHTSA, of the requirements of this Consent Order as described in Paragraphs 23-25, Paragraphs 29-48, and Attachments A and B (the “Deferred Amount”). FCA US shall use the remaining twenty million dollars ($20,000,000) to ensure satisfactory completion, as determined by NHTSA, of certain performance obligations described below in Paragraphs 26-28 and Attachment B (the “Industry Outreach Amount”).

19.    FCA US admits that it owes a debt in the amount of one hundred and five million dollars ($105,000,000), due and owing to the United States under the Federal Claims Collection Act of 1966, as amended and codified at 31 U.S.C. § 3701, et seq. (hereinafter the “Claims Collection Act”), arising from activities under the jurisdiction of the U.S. Department of Transportation.

20.    FCA US shall pay the Non-Deferred Amount in one lump-sum payment by electronic funds transfer to the U.S. Treasury, in accordance with the instructions provided by NHTSA, no later than 60 calendar days following execution of this Consent Order.

21.    As set forth in Paragraphs 36-46, FCA US shall retain an Independent Monitor whose powers, rights, and responsibilities are set forth in this Consent Order and the attachments hereto. Should NHTSA receive notice from the Independent Monitor as set forth in Paragraph 42, or should NHTSA make its own determination, that FCA US has violated the Safety Act, regulations thereunder, or the terms of this Consent Order, a lump-sum payment of three million dollars ($3,000,000) from the Deferred Amount will become due and owing to the U.S. Treasury within ten (10) calendar days, in accordance with the instructions provided by NHTSA. Upon a second determination by the Independent Monitor, or NHTSA, that FCA US has violated the Safety Act, regulations thereunder, or the terms of this Consent Order, an additional lump-sum payment of five million dollars ($5,000,000) from the Deferred Amount will become due and owing to the U.S. Treasury within ten (10) calendar days, in accordance with the instructions provided by NHTSA. Upon a third determination by the Independent Monitor, or NHTSA, that FCA US has violated the Safety Act, regulations thereunder, or the terms of this Consent Order, the remaining seven million dollars ($7,000,000) of the Deferred Amount will become due and owing to the U.S. Treasury within ten (10) calendar days, in accordance with the instructions provided by NHTSA.

22.    If FCA US fails to pay the Non-Deferred Amount set forth in Paragraphs 18 and 20 above on or before the due date, or fails to make any payments of the Deferred Amount set forth in Paragraphs 18 and 21 above on or before the due date, FCA US shall be in default of this Consent Order and the balance of the Total Civil Penalty shall become immediately due and owing. In such event: (i) FCA US agrees not to contest any collection action undertaken by NHTSA or the United States pursuant to the Claims Collection Act and the U.S. Department of Transportation’s regulations, 49 C.F.R. § 89, either administratively or in any court, and (ii) FCA US affirmatively waives any and all defenses or rights that would otherwise be available to it in any such proceeding. In addition, in such a proceeding, FCA US shall pay the United States all reasonable costs of collection and enforcement, including attorneys’ fees and expenses.
FCA US Performance Obligations

23.    This Consent Order requires FCA US to execute certain performance obligations, the objectives of which are to mitigate the risks of harm and promote safety by, among other things, improving FCA US’s processes and procedures for complying with reporting requirements, making safety-related defect determinations, reporting defects to NHTSA, notifying dealers and owners of safety related defects and noncompliances, and improving the pace and effectiveness of FCA US’s recall campaigns. FCA US will also make a public commitment to lead best practices in safety, including industry education and outreach. The performance obligations will be satisfied through the activities described in this Consent Order and in Attachments A and B to this Consent Order. All attachments to this Consent Order are hereby incorporated by reference. A schedule summarizing FCA US’s performance obligations is set forth as Attachment C to this Consent Order.

24.    FCA US shall develop new written procedures for; (a) comprehensive reporting in compliance with 49 C.F.R. § 579; (b) making safety-related defect determinations and notifying NHTSA of such safety-related defects in compliance with 49 C.F.R. § 573; and (c) notifying dealers, owners, and purchasers of defects or noncompliances in compliance with 49 C.F.R. § 577 (collectively, “Best Practices”). No later than 60 calendar days after the completion of the review specified in Paragraph 31, FCA US shall provide a copy of such Best Practices to NHTSA. If NHTSA reasonably determines that any changes to the written procedures are warranted and notifies FCA US within 14 calendar days of receipt of FCA US’s written procedures, FCA US shall revise its written procedures to incorporate NHTSA’s feedback. FCA US shall provide a revised copy of the Best Practices to NHTSA no later than 25 calendar days after receiving any such feedback from NHTSA for NHTSA’s approval within an additional 14 calendar days, which shall not be unreasonably withheld. Upon NHTSA’s approval, the Best Practices will become final (“Final Best Practices.”). FCA US agrees that the Final Best Practices required in this Paragraph shall be publicly available. FCA US shall not claim any portion of the Final Best Practices is (i) subject to attorney-client privilege or attorney work product, or (ii) confidential business information, not subject to public disclosure by NHTSA.

25.    Separate from the Final Best Practices described in Paragraph 24, FCA US shall prepare a report that includes a plan and procedures for addressing the targeted performance obligations set forth in Attachment A, and a second report detailing a plan and procedures for addressing the targeted performance obligations set forth in Paragraphs 26-28 and Attachment B. Each report shall be submitted to NHTSA no later than 60 calendar days after the execution of this Consent Order. If NHTSA reasonably determines that any changes to the plans and procedures are warranted, and notifies FCA US within 14 calendar days of receipt of FCA US’s plans and procedures, FCA US shall revise to incorporate NHTSA’s feedback. FCA US shall provide a revised copy of the plans and procedures to NHTSA no later than 25 calendar days after receiving any such feedback from NHTSA, for NHTSA’s approval within an additional 14 calendar days, which shall not be unreasonably withheld. Upon NHTSA’s approval, the report shall become final (each a “Final Report,” collectively the “Final Reports.”)
FCA US Industry and Consumer Outreach Performance Obligations

26.    This Consent Order requires FCA US to execute certain performance obligations, the objectives of which are to further the goals of the Safety Act, particularly with regard to educating motor vehicle manufacturers and component manufacturers of their obligations under the Safety Act, and regulations thereunder, for reporting information to NHTSA, making safety-related defect determinations and to enhance recall completion rates. The performance obligations will be satisfied through the activities described in Attachment B to this Consent Order and as set forth in Paragraphs 27-28 below.

27.    The parties to this Consent Order agree that the cost of FCA US’s execution of the performance obligations set forth in Paragraphs 27-28 and Attachment B shall not be less than twenty million dollars ($20,000,000), to be expended over a three year period of time - i.e., the Industry Outreach Amount. In documenting the Industry Outreach Amount, FCA US shall provide the Independent Monitor on an annual basis documentation with sufficient detail to enable the Independent Monitor to prepare a declaration to NHTSA, documenting the amount of dollars that FCA US actually expended during the prior year in furtherance of its obligations under Paragraphs 27-28 and Attachment B. NHTSA may consider the reasonable continuing and future costs to FCA US associated with FCA US carrying out the performance obligations beyond the term of this Consent Order. At NHTSA’s sole discretion, a reasonable amount of FCA US’s future costs of implementing the performance obligations may be counted towards the calculation of the Industry Outreach Amount.

28.    In accordance with this Consent Order, FCA US is responsible for the satisfactory completion of the performance obligations set forth in Paragraphs 27-28 and Attachment B. Subject to NHTSA’s discretion to extend the term of this Consent Order under Paragraph 50, if FCA US has reasonably completed the performance obligations in Paragraphs 27-28 and Attachment B and has expended the full Industry Outreach Amount, then on the 3 year anniversary of the execution date of this Consent Order, NHTSA will release FCA US from any and all obligations to pay the Industry Outreach Amount, or any remaining portion thereof, to NHTSA. If, however, FCA US has not reasonably achieved the requirements of the performance obligations set out in Paragraphs 27-28 and Attachment B, then the balance of the Industry Outreach Amount shall become immediately due and owing. Should NHTSA extend the term of this Consent Order as set forth in Paragraph 50, FCA US’s obligations under this Consent Order and this Paragraph to pay the balance of the Industry Outreach Amount shall also be extended for the term of one year.

Independent Third-Party Consultant and Training on Safety Act Obligations

29.    FCA US shall ensure that employees involved with Safety Act compliance are allocated sufficient time during their working hours to enable them to thoroughly and effectively perform actions to comply with the Safety Act, and shall train appropriate personnel on FCA US’s Safety Act obligations and Best Practices. FCA US’s training shall be recurrent on at least an annual basis. No later than 120 calendar days after the execution date of this Consent Order, FCA US shall submit a report detailing FCA US’s training plan, including details on the subjects to be taught and individuals to be trained (the “Training Plan”). If NHTSA reasonably determines that any changes to the Training Plan are warranted and notifies FCA US within 14 calendar days of receiving FCA US’s Training Plan, FCA US shall revise its Training Plan to incorporate NHTSA’s feedback. FCA US shall provide a revised Training Plan to NHTSA no later than 25 calendar days after receiving any such feedback from NHTSA for NHTSA’s approval within an additional 14 calendar days, which shall not be unreasonably withheld. Upon NHTSA’s approval, the Training Plan will become final.

30.    No later than 30 calendar days after the execution date of this Consent Order, FCA US shall, at its sole cost and expense, retain an independent third-party consultant (“Independent Third-Party Consultant”) with expertise in corporate process, governance and controls. To the extent the Independent Third-Party Consultant does not have in-house experience and expertise in motor vehicle safety and the requirements of the Safety Act and regulations thereunder, the Independent Third-Party Consultant shall subcontract with such an expert and maintain the availability of that expertise for the duration of this Consent Order. Prior to retaining the Independent Third-Party Consultant, FCA US shall submit the name of the person whom it intends to retain as the Independent Third-Party Consultant to NHTSA for approval. The Independent Third-Party Consultant is a position separate from the Independent Monitor described in Paragraphs 36-46, and separate from the Chief Safety Officer and Recall Management Director, described in Attachment A, and shall be held by a different person. FCA US shall retain the Independent Third-Party Consultant for the term of this Consent Order.

31.    The Independent Third-Party Consultant shall, under the terms and conditions set forth in this Consent Order, conduct a comprehensive review and evaluation of FCA US’s existing processes and procedures for complying with its reporting obligations under 49 C.F.R. § 579, its processes and procedures for defect decision-making under 49 C.F.R. § 573, and its process and procedures for notifying dealers, owners and purchasers of defects or non-compliances under 49 C.F.R. § 577. After retaining the Independent Third-Party Consultant, FCA US will submit to NHTSA a work plan and schedule for the completion of the review and the development of new written procedures that take into account the results of the review and the recommendations of the Independent Third-Party Consultant. No later than 30 calendar days after the completion of the review, FCA US shall submit to NHTSA a written report from its Independent Third-Party Consultant detailing the findings and recommendations of the review. FCA US agrees that the report required in this Paragraph shall be publicly available. FCA US shall not claim any portion of the report is (i) subject to attorney-client privilege or attorney work product, or (ii) confidential business information, not subject to public disclosure by NHTSA.

32.    The Independent Third-Party Consultant shall advise and assist FCA US in developing the Final Best Practices developed under Paragraph 24 and the Training Plan developed under Paragraph 29. The Independent Third-Party Consultant shall also advise FCA US on all aspects of FCA US’s reporting obligations under 49 C.F.R. § 579 and all of FCA US’s obligations under the Safety Act or regulations thereunder.

33.    No later than 180 calendar days after the execution date of this Consent Order, FCA US shall submit a report detailing its efforts to implement the Training Plan specified in Paragraph 29. FCA US agrees that the report required in this Paragraph shall be publicly available. FCA US shall not claim any portion of the report is: (i) subject to attorney-client privilege or attorney work product; or, (ii) confidential business information, not subject to public disclosure by NHTSA.

34.    One year from the execution date of this Consent Order, the Independent Third Party Consultant shall, at FCA US’s sole cost and expense, complete a third-party audit of all aspects of FCA US’s compliance with the Safety Act and regulations thereunder. No later than 30 calendar days after the completion of the audit, FCA US shall submit to NHTSA a report detailing the findings of the audit. FCA US agrees the audit report required in this Paragraph shall be publicly available. FCA US shall not claim any portion of the report is (i) subject to attorney-client privilege or attorney work product, or (ii) confidential business information, not subject to public disclosure by NHTSA.
FCA US’s Repurchase Program

35.    FCA US shall amend its Defect Information Report (Part 573 Report) for Recalls 13V-038, 13V-527 and 13V-529, to revise the description of FCA US’s program for remedying the defect. Specifically, the revision will include an alternative to the repair remedy with respect to unremedied vehicles in each of these campaigns. The alternative remedy will be an offer to eligible owners to refund the purchase price paid by the first purchaser of the vehicle for purposes other than resale, less a reasonable allowance for depreciation, and not including the cost of modifications made to the vehicle after first retail sale (“the Purchase Price”). FCA US will additionally offer a premium of 10% above the Purchase Price to any owner of an unremedied vehicle electing this alternative remedy. FCA US shall notify eligible owners within 60 days of amending the Part 573 reports of the availability of this alternative remedy. At FCA US’s discretion, FCA US may remedy and resell any vehicle repurchased under this paragraph. Notwithstanding any other requirements of the Consent Order, it is agreed that FCA US shall have satisfied its performance obligations in this Paragraph by completing notification mailings extending the offer described in this Paragraph to eligible owners, provided that FCA US shall actually provide the refund and premium described in this Paragraph to those eligible owners who elect this alternative remedy.

Independent Monitor

36.    FCA US and NHTSA agree to retain, at FCA US’s sole cost and expense, an Independent Monitor whose term shall extend for a period of three years from the execution date of this Consent Order. If NHTSA exercises its option to extend the term of the Consent Order, pursuant to Paragraph 50, then the Independent Monitor’s term shall extend for a fourth year from the execution date of this Consent Order.

37.    NHTSA shall consult with FCA US, including soliciting nominations from FCA US, to select a mutually acceptable Independent Monitor. FCA US shall provide to NHTSA the names of three (3) individuals qualified to serve as the Independent Monitor no later than 60 days after the execution date of this Consent Order (or in the event that replacement of the Independent Monitor is required) from which NHTSA will select the Independent Monitor. In the event the parties cannot agree to a mutually acceptable Independent Monitor, because NHTSA makes a reasonable determination that none of the individuals nominated by FCA US are qualified to serve, NHTSA reserves the right to appoint the Independent Monitor. The Independent Monitor shall operate under the supervision of NHTSA and NHTSA shall reserve the right to dismiss the Independent Monitor if it reasonably determines such person has failed to satisfactorily perform his or her duties under this Consent Order. NHTSA shall notify the Independent Monitor and FCA US in writing should NHTSA exercise its right to dismiss the Independent Monitor in this Paragraph.

38.    The Independent Monitor shall have the authority to employ any personnel necessary to assist in the proper discharge of the Monitor’s duties.

39.    FCA US shall pay the compensation and expenses of the Independent Monitor and of persons hired by the Independent Monitor. The Independent Monitor, and any persons hired by the Independent Monitor, shall be compensated in accordance with their respective hourly rates. FCA US shall pay bills for compensation and expenses in accordance with its standard payment terms for paying service providers. Within one week after selection of the Independent Monitor, FCA US shall make available, office space, telephone and information technology services and clerical assistance necessary for the Independent Monitor to carry out his or her duties.

40.    FCA US shall indemnify the Independent Monitor with respect to any claims arising out of the performance of the Independent Monitor’s duties.

41.    The Independent Monitor is not, and shall not be treated for any purpose, as an officer, employee, agent or affiliate of FCA US.

42.    The Independent Monitor shall review and assess FCA US’s compliance with this
Consent Order, including, but not limited to, FCA US’s Final Best Practices developed under Paragraph 24 and FCA US’s Training Plan developed under Paragraph 29 to determine whether FCA US is implementing its Final Best Practices and Training Plan during the term of this Consent Order. The Independent Monitor shall file a written report with NHTSA not less than every four months regarding: (i) the Independent Monitor’s activities; (ii) whether FCA US is complying with the terms of this Consent Order; (iii) FCA US’s efforts to execute its performance obligations as set forth in this Consent Order and in Attachments A and B; and (iv) any changes that are necessary to ensure FCA US’s compliance with the Safety Act and regulations thereunder. The Independent Monitor shall, after an investigation, refer any violation of the terms of this Consent Order or any violation of the Safety Act or regulations thereunder to NHTSA which shall cause payment of the Deferred Amount to become due as set forth in Paragraph 21. The Independent Monitor shall also inform NHTSA if FCA US fails to make adequate progress in executing its performance obligations. The Independent Monitor shall submit a closing report to NHTSA 60 days prior to the expiration of this Consent Order assessing whether FCA US has complied with the terms of the Consent Order and NHTSA shall determine whether FCA US should be released from the Consent Order under Paragraph 53.

43.    The Independent Monitor shall have the access to, and the right to make copies of, any and all non-privileged books, records, accounts, correspondence, files, and any other documents or electronic records, including emails, of FCA US, and its subsidiaries reasonably necessary for the Independent Monitor to fulfill his or her duties under this Consent Order.

44.    The Independent Monitor shall have the right to interview any officer, employee, agent, or consultant of FCA US concerning any matter related to the implementation of this Consent Order or FCA US’s compliance with the Safety Act and regulations thereunder; provided, however, FCA US is not required to divulge privileged information in any such interview.

45.    FCA US and all of its officers, directors, employees, agents, and consultants and all officers, directors, employees, agents, and consultants of FCA US’s subsidiaries, shall have the affirmative duty to cooperate with and assist the Independent Monitor in the execution of his or her duties provided in this Consent Order and shall inform the Independent Monitor of any information that may relate to the Independent Monitor’s duties or lead to non-privileged information that relates to his or her duties. Failure of any FCA US officers, directors, employees, or agents to cooperate with the Independent Monitor will constitute a breach of this Consent Order.

46.    The Independent Monitor shall sign a non-disclosure agreement with FCA US prohibiting disclosure of information received from FCA US to anyone other than NHTSA or anyone designated by NHTSA or hired by the Independent Monitor. Within 30 days of the end of the Independent Monitor’s term, the Independent Monitor shall either return anything obtained from FCA US or certify that such information has been destroyed. Anyone hired by the Independent Monitor shall also sign a non-disclosure agreement with similar return or destruction requirements as set forth in this Paragraph.
Cooperation with NHTSA

47.    On a recurring quarterly basis, FCA US shall meet with NHTSA to discuss the actions it has taken to satisfy the terms of this Consent Order and Attachments A and B as incorporated herein. The first meeting shall take place no later than 120 calendar days after the execution of this Consent Order, and subsequent meetings shall occur at least every 90 days thereafter.

48.    FCA US shall comply with its obligations under the Safety Act, and regulations thereunder, to take all actions necessary to comply with this Consent Order and to cooperate with NHTSA in carrying out the requirements of this Consent Order. FCA US’s reasonable best efforts shall include, but shall not be limited to: (i) providing prompt notice to NHTSA in the event any requirement of this Consent Order cannot be met or timely met; and (ii) ensuring that employees involved with implementation of the performance requirements of this Consent Order are kept well-informed and are allocated sufficient time during their working hours to enable them to thoroughly and effectively perform actions to carry out or implement the performance requirements of this Consent Order.

49.    FCA US shall provide written notice of each required submission under this Consent Order by electronic mail to NHTSA’s Office of Defects Investigations Director (currently Otto Matheke, Otto.Matheke@dot.gov), and with copies to NHTSA’s Associate Administrator for

Enforcement (currently Frank Borris, Frank.Borris@dot.gov) and NHTSA’s Assistant Chief Counsel for Litigation and Enforcement (currently Timothy H. Goodman, Tim.Goodman@dot.gov).
III. TERM OF CONSENT ORDER

50.    Unless otherwise specified, the term of this Consent Order and FCA US’s performance obligations thereunder is three years from the date of execution, provided, however, NHTSA may, at its option, extend the term of this Consent Order for the term of one year if NHTSA decides that FCA US should not be released from this Consent Order for failure to comply with one or more terms of the Consent Order. The commitments in Paragraphs 18-49 and Attachments A and B shall survive the term of this Consent Order until the obligations with respect to the Industry Outreach Amount are satisfied.
IV. AMENDMENT

51.    This Consent Order cannot be modified, amended or waived except by an instrument in writing signed by all parties, and no provision may be modified, amended or waived other than by a writing setting forth such modification, amendment or waiver and signed by the party making the modification, amendment or waiver.
V. MISCELLANEOUS

52.    Nothing in this Consent Order shall be interpreted or construed in a manner inconsistent with, or contravening, any federal law, rule, or regulation at the time of the execution of this Consent Order, or as amended thereafter.

53.    Upon the termination of this Consent Order, the Secretary of Transportation, by and through the Administrator of NHTSA, will release FCA US, including its current and former directors, officers, employees, agents, parents, subsidiaries, affiliates, successors, and assigns from liability for civil penalties pursuant to 49 U.S.C. § 30165 in connection with any and all violations of FCA US’s Safety Act obligations related to the specified recalls identified in the caption of this Consent Order, including those expressly identified in this Consent Order, from the inception of the Safety Act through the execution date of this Consent Order. Should NHTSA extend the term of this Consent Order as set forth in Paragraph 50, FCA US’s obligations under this Consent Order and this Paragraph shall also be extended for the term of one year.

54.    This Consent Order does not release FCA US from civil or criminal liabilities, if any, that may be asserted by the United States, the Department of Transportation, NHTSA, or any other governmental entity, other than its civil penalty liability under 49 U.S.C. § 30165 as described in this Consent Order.

55.    None of the specific reporting obligations described in this Consent Order, or in Attachments A and B, relieve FCA US of its obligation to submit any other reports required by the Safety Act or its corresponding regulations, including any information requests, Special Orders or other compulsory process issued by NHTSA.

56.    The parties shall each bear their own respective attorneys’ fees, costs, and expenses, except as provided in Paragraph 22 above.

57.    This Consent Order shall be effective following its execution. Any breach of the obligations under this Consent Order including Attachments A and B may, at NHTSA’s option, be immediately enforceable in any United States District Court. FCA US agrees that it will not raise any objection as to venue.

58.    In the event of FCA US’s breach of, or failure to perform, any term of this Consent Order including Attachments A and B, NHTSA reserves the right to pursue any and all appropriate administrative and/or judicial remedies, including, but not limited to, assessing interest for untimely settlement payments and/or commencing litigation to enforce this Consent Order in any United States District Court.

59.    The parties who are the signatories to this Consent Order have the legal authority to enter into this Consent Order, and each party has authorized its undersigned to execute this Consent Order on its behalf.

60.    This Consent Order shall be binding upon, and inure to the benefit of, FCA US and its current and former directors, officers, employees, agents, parents, subsidiaries, affiliates, successors, and assigns. FCA US agrees to waive any and all defenses that may exist or arise in connection with any person or entity succeeding to the interests or obligations herein, including as a result of any changes to the corporate structure or relationships among or between FCA US and any of its parents, subsidiaries, or affiliates.

61.    Should any condition or other provision contained herein be held invalid, void or illegal by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Consent Order and shall in no way affect, impair or invalidate any other provision of this Consent Order, including Attachment A and B hereto.

62.    This Consent Order shall not be construed to create rights in, or grant any cause of action to, any third party not party to this Consent Order.

63.    This Consent Order may be executed in counterparts, each of which shall be considered effective as an original signature.

64.    This Consent Order is a fully integrated agreement and shall in all respects be interpreted, enforced and governed under the federal law of the United States. This Consent Order, including Attachment A and B, which are fully incorporated by reference, sets forth the entire agreement between the parties with regard to the subject matter hereof. There are no promises, agreements, or conditions, express or implied, other than those set forth in this Consent Order and the attachments thereto.
[SIGNATURE PAGES FOLLOW]

APPROVED AND SO ORDERED:
NATIONAL HIGHWAY TRAFFIC SAFETY ADMINISTRATION,
U.S. DEPARTMENT OF TRANSPORTATION
Dated: July 24, 2015                    By: /s/ Mark R. Rosekind, Ph.D.
Mark R. Rosekind, Ph.D. Administrator
Dated: July 24, 2015                    By: /s/ Paul A. Hemmersbaugh
Paul A. Hemmersbaugh
Acting Chief Counsel
Dated: July 24, 2015                    By: /s/ Timothy H. Goodman
Timothy H. Goodman
Assistant Chief Counsel
for Litigation and Enforcement
Dated: July 24, 2015                    By: /s/ Justine S. Casselle
Justine S. Casselle
Trial Attorney
Dated: July 24, 2015                    By: /s/ Kerry E. Kolodziej
Kerry E. Kolodziej
Senior Trial Attorney
Dated: July 24, 2015                    By: /s/ Otto G. Matheke, III
Otto G. Matheke, III
Senior Trial Attorney

AGREED:
FCA US LLC
Dated: July 24, 2015                    By: /s/ Sergio Marchionne
Sergio Marchionne
Chief Executive Officer
Dated: July 24, 2015                    By: /s/ Scott G. Kunselman
Scott G. Kunselman
Senior Vice President
Vehicle Safety & Regulatory Compliance
Dated: July 24, 2015                    By: /s/ Marjorie H. Loeb
Marjorie H. Loeb
Senior Vice President, General Counsel
Dated: July 24, 2015                    By: /s/ Erika Z. Jones
Erika Z. Jones
Mayer Brown LLP
Counsel for FCA US LLC

FCA US LLC CONSENT ORDER
ATTACHMENT A
General FCA US Performance Obligations to Mitigate Risks of Harm and Promote Safety

A.	Purpose of the Performance Obligations.

NHTSA and FCA US agree that the performance obligations included below are intended to secure a significant benefit to the interests of public safety by mitigating the risks of harm associated with non-compliance with the National Traffic and Motor Vehicle Safety Act of 1966 as amended and recodified (the “Safety Act”), 49 U.S.C. § 30101, et seq., and that the following performance obligations are consistent with the purpose of the Safety Act. The process improvements below address FCA US’s ability to analyze data for potential safety-related defects and trends; elimination of information silos; increase the speed of recall decisions, including by decreasing the number of steps prior to making recall decisions; increase the pace and effectiveness of FCA US’s recalls; improve FCA US’s recall performance; and improve FCA US’s communication with NHTSA.

B.    Targeted Performance Obligations.

In executing the terms of the Consent Order, FCA US must complete certain performance obligations, which shall include the following improvements to FCA US’s safety policies and procedures:

(1)    Develop the Final Best Practices for: (a) comprehensive reporting in compliance with 49 C.F.R. § 579; (b) making safety-related defect determinations and notifying NHTSA of such safety related defects in compliance with 49 C.F.R. § 573; (c) responding to NHTSA’s requests for information sent during the course of defect and noncompliance investigations; and
(d) notifying dealers, owners, and purchasers of defects or noncompliances under 49 C.F.R. § 577. (See Consent Order ¶ 24.)

(2)    Ensure that employees involved with Safety Act compliance are allocated sufficient time during their working hours to enable them to thoroughly and effectively perform actions to comply with the Safety Act. Develop a Training Plan that shall be recurrent on at least an annual basis for all appropriate personnel. (See Consent Order ¶ 29.)

(3)    Ensure that any committee or individual responsible for decision making on safety recalls is informed of safety-related concerns in a reasonably expeditious manner, including by ensuring that FCA US’s corporate structure enables its safety officers to promptly bring safety-related issues to the attention of committees and individuals with authority to make safety recall decisions.

(4)    Ensure that FCA US does not delay holding any meeting to decide whether or not to recommend or conduct a safety recall because FCA US has not identified the precise cause of a defect, a remedy for the defect, or prepared a plan for remedying the defect.

(5)    Conduct, at FCA US’s sole cost and expense, an independent third-party review of FCA US’s decision making process for securing replacement parts in recall campaigns. At FCA US’s discretion, this review may be undertaken in connection with the Independent Third-Party Consultant review contemplated by Paragraph 31 of the Consent Order, but must be completed no later than 90 days after the execution date of the Consent Order.

(6)    Improve FCA US’s awareness and understanding of potential safety issues by confirming a position of a Chief Safety Officer not to be combined with any other Executive Office that is unrelated to vehicle safety and regulatory compliance, reporting to FCA US’s Chief Executive Officer, and permitting this executive’s direct access to FCA US’s Board of Directors and other Executive Officers.

(7)    Improve FCA US’s awareness and understanding of potential safety issues by confirming a position of a Recall Management Director, not to be combined with any other Executive Office unrelated to vehicle safety and regulatory compliance, who shall report directly to the Chief Safety Officer.

(8)    Establish a recall management process that includes, but is not limited to, steps to notify affiliated new and used car dealers of recall campaigns, follow-up inquiries and surveys of owners and dealers about the performance of recalls, and a hotline and website through which consumer complaints about recalls are collected and analyzed.

(9)    Develop a specialized annual training program, led by FCA US’s Chief Safety Officer and Recall Management Director, for appropriate personnel on topics including, but not limited to, identifying safety-related defect trends, improving recall management, and improving recall administration in accordance with NHTSA’s regulations to eliminate delays and owner confusion.

(10)    Develop and implement a process to deter dealer sales of unremedied vehicles subject to a recall, including training of dealers on the importance of complying with the FCA US policy against selling unremedied recalled vehicles, and imposing a financial penalty consisting of obtaining a chargeback of the new vehicle preparation fee and/or prohibiting any dealer from receiving any incentive from FCA US, if the dealer sells an unremedied recalled vehicle regardless of whether new or used.

(11)    For the term of this Consent Order, effective with the third quarter of 2015, FCA US will provide NHTSA with a report on each death or injury incident reportable under Part 579 that includes the incident police report (if available), the EDR download (if available), a summary of the incident and FCA US’s assessment of the incident without regard to attorney-client privilege or attorney work product. Each such report will be provided to NHTSA by FCA US within 45 days of the submission of the Part 579 quarterly report containing the death or injury incident information. FCA US shall not claim that any such report is confidential business information, not subject to public disclosure by NHTSA.

(12)    Develop and implement a plan ensuring that, in safety-related litigation, FCA US uses its best efforts to include in any protective order, settlement agreement, or equivalent, a provision that explicitly allows FCA US to provide information and documents to NHTSA.
C.    Monitoring.

(1)    No later than 30 calendar days after the completion of the review required in B(5) above, FCA US shall submit to NHTSA a written report from its Independent Third-Party Consultant detailing the findings and recommendations of the review. FCA US agrees that the report of the review required in B(5) above shall be publicly available. FCA US shall not claim any portion of the review report is (i) subject to attorney-client privilege or attorney work product, or (ii) confidential business information, not subject to public disclosure by NHTSA.

(2)    FCA US shall meet with NHTSA on a monthly basis for one year to discuss new technical service bulletins (TSBs) or other dealer communications reportable under Section 579.5 and decision-making associated with safety-related or high frequency warranty claims or safety-related field reports, as well as any other actual or potential safety-related defect issues identified by the Independent Monitor pursuant to paragraph (4) below. At NHTSA’s option such meetings may be renewed for an additional year.

(3)    No later than 90 days after the execution date of this Consent Order, FCA US shall provide NHTSA with a detailed update regarding implementation of performance obligations required by this Consent Order, including by demonstrating how FCA US’s changed organization and processes will lead to timely recall execution, and how FCA US has expedited the production of remedy parts in recall campaigns.

(4)    For a period of one year, the Independent Monitor shall prepare a monthly list of every safety-related issue under consideration by FCA US’s vehicle safety department that, in the reasonable judgment of the Independent Monitor, should be discussed during the monthly meetings between FCA US and NHTSA identified in Paragraph (2) above, including the model and model year vehicles affected or potentially affected and a description of the safety-related issue and provide such list to FCA US and NHTSA. At NHTSA’s option, such monthly reports may be renewed for an additional year.

(5)    Key FCA US officials shall meet with NHTSA officials on a quarterly basis to discuss implementation of this Consent Order, and FCA US shall promptly address all concerns raised by NHTSA in those meetings.

(6)    No later than 90 days after the execution date of this Consent Order, FCA US shall provide a comprehensive written plan to NHTSA of how FCA US intends to maximize recall completion rates. The plan shall address, but not be limited to, the following: (i) steps FCA US will take to provide up-to-date, non-password protected, information about recalls on its website; and (ii) steps FCA US will take to engage with vehicle owners, including but not limited to, the use of new and traditional media and direct contacts with vehicle owners.

(7)    For each recall, FCA US shall notify NHTSA’s Recall Management Division within 5 business days of any change that will alter FCA US’s remedy plan, including issues with the completion of parts production, by no more than two weeks.

(8)    In addition to the quarterly reports required by 49 C.F.R. § 573, FCA US shall submit reports regarding each recall on a monthly basis for the term of this Consent Order. Such monthly reports will also include a detailed narrative statement of the steps FCA US has taken and plans to take to achieve maximum completion rates.
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FCA US LLC CONSENT ORDER
ATTACHMENT B
FCA US’s Public Commitment to Lead Best Practices in Safety, Including Industry
Education and Outreach and Enhancing Recall Completion Rates

A.    Purpose of the Performance Obligations.

NHTSA and FCA US agree that the performance obligations included below are intended to secure a significant benefit to the interests of public safety by mitigating the risks of harm associated with non-compliance with the National Traffic and Motor Vehicle Safety Act of 1966 as amended and recodified (the “Safety Act”), 49 U.S.C. § 30101, et seq., and that the following performance obligations are consistent with the purpose of the Safety Act.

B.    Targeted Performance Obligations.

In executing the terms of the Consent Order, FCA US must file certain reports related to its plan for industry and consumer outreach, which will include the following and which are to be completed over the next three years:

(1)    Educate manufacturers on the importance of meeting their Safety Act obligations, including early warning and other reporting requirements under 49 C.F.R. § 579, and recall requirements under 49 C.F.R. §§ 30118-30120 and 49 C.F.R. §§ 573 and 577.

(2)    Develop Safety Act educational materials for distribution to manufacturers and equipment suppliers.

(3)    Attend and participate on safety related topics or by distributing safety related materials at trade shows such as the SAE World Congress.

(4)    Assist partners and suppliers in developing their own safety compliance programs.

(5)    Take steps to encourage suppliers to notify FCA US about actual or potential safety issues, including by providing notice to FCA US of warranty claims or other customer complaints involving products or equipment supplied to FCA US.

(6)    Educate consumers on the importance of reporting potential defects directly to NHTSA, through vehicle owner questionnaire (“VOQ”) complaints and otherwise, such as through such media as a video posted on the FCA US website.

(7)    Initiate and lead, to the extent third-party manufacturers and suppliers agree to participate, an annual industry meeting with the Insurance Institute for Highway Safety or another independent safety organization in order to address and better understand current trends in automobile accidents and the changes in automobile design that have resulted in reducing the likelihood of serious injury.

(8)    Initiate and lead, to the extent third-parties agree to participate, an effort to provide secure back-end access to manufacturers’ VIN search tools to allow for bulk access to VIN search results. During a pilot program to evaluate such an effort, secure back-end access shall be provided free of charge to any third-party who agrees to either (i) provide the results free of charge to potential vehicle purchasers, or (ii) remedy recalled vehicles prior to sale, lease, or rental.

(9)    Work with partners and suppliers to enhance recall effectiveness and mitigate the impact of recalls on consumers.

(10)    Develop and scientifically test a program designed to increase the effectiveness of recall notifications.

(11)    Conduct, through the hiring of an independent third-party, a comprehensive study on consumer participation in recall and consumer satisfaction campaigns.

(12)    Develop and implement a program designed to increase customer participation in recall and customer satisfaction campaigns, and to mitigate the impact of recalls on consumers.

(13)    No later than 30 calendar days after the execution date of this Consent Order, and for the purpose of enhancing completion rates, FCA US shall notify owners of Model Years 1993-1998 Jeep Grand Cherokee (ZJ) and Model Years 2002-2007 Jeep Liberty (KJ) vehicles that are covered by Recall 13V-252 and that have not already participated in Recall 13V-252 that FCA US will give them an unrestricted gift card in the amount of $100 if they will bring their vehicle into a dealer to participate in the Recall. The dealer service advisor will be given a $10 cash incentive for every vehicle that participates in the Recall after the effective date of this Consent Order. Notwithstanding any other requirements of the Consent Order, it is agreed that FCA US shall have satisfied its performance obligations in this Paragraph by completing new owner notification mailings extending the offer described in this Paragraph to all registered owners, and providing NHTSA written reports that document that FCA US actually provided the gift card and incentive to any eligible owner and service advisor.

(14)    For the purpose of enhancing completion rates in Recall 13V-252 with respect to older vehicles, the notice required by B(13) above that is sent to owners of Model Year 1993-1998 Jeep Grand Cherokees shall also, in addition, include an offer that, should the owner prefer in lieu of accepting the remedy, the owner may trade in the vehicle and receive a trade-in incentive of $1,000 over the fair market value of the vehicle, the combined total of which will be credited toward the purchase of another FCA US vehicle or FCA US parts or service. Notwithstanding any other requirements of the Consent Order, it is agreed that FCA US shall have satisfied its performance obligations in this Paragraph by completing new owner notification mailings extending the offer described in this Paragraph to all registered owners, and providing NHTSA written reports that document that FCA US actually provided the trade-in incentive to any owner choosing this alternative.

(15)    No later than 30 calendar days after the execution date of this Consent Order, and for the purpose of enhancing consumer participation in the campaign, FCA US shall notify owners of model year (MY) 1999-2004 Jeep Grand Cherokee vehicles (WJ vehicles) who have not already participated in the service campaign that FCA US will give them an unrestricted gift card in the amount of $100 when they bring their vehicle in for inspection in connection with this service campaign. Notwithstanding any other requirements of the Consent Order, it is agreed that FCA US shall have satisfied its performance obligations in this Paragraph by completing new owner notification mailings extending the offer described in this Paragraph to all registered owners, and providing NHTSA written reports that document that FCA US actually provided the gift card to any eligible owner.

(16)    Any premiums paid above the Purchase Price to customers electing the repurchase option in accordance with Paragraph 35 of the Consent Order shall be included as amounts expended by FCA toward satisfaction of its obligations under Section D of this Attachment.
C.    Review of Targeted Performance Obligations.

The targeted performance obligations outlined in Section B may be carried out, at FCA US’s discretion, with the assistance and participation of other designers, engineers and manufacturers of motor vehicles. At FCA US’s discretion, the targeted performance obligations outlined in Section B may also be carried out with the assistance and participation of industry trade associations. Any non-FCA US assistance and participation shall be done in a manner consistent with antitrust laws and guidelines.

As set forth in Paragraph 47 of the Consent Order, on a recurring quarterly basis, FCA US shall meet with NHTSA to discuss the actions it has taken to satisfy the performance obligations contained in Section B. The first meeting shall take place no later than 120 calendar days after execution of the Consent Order, and subsequent meetings shall occur every 90 days thereafter.

D.    Costs Associated With the Performance Obligations.

Consistent with Paragraphs 18 and 27 of the Consent Order, the total expenditure of the performance obligations described above shall not be less than twenty million dollars ($20,000,000), and shall be documented in accordance with those paragraphs.

In the event of a dispute as to whether FCA US has incurred any part or all of the twenty million dollars ($20,000,000), NHTSA shall advise FCA US of such in writing, to which FCA US shall have fifteen days to respond. Upon receipt of FCA US’s response, should NHTSA still dispute any contested amount, NHTSA shall advise FCA US in writing within fifteen days, and FCA US shall hire, at its sole expense, a third-party, independent public accounting firm to assess FCA US’s costs incurred. The independent public accounting firm will evaluate whether or not the costs identified are accurate, whether they reached the cost of the Industry Outreach Amount, and whether they are reasonably tailored to the exercise of the targeted performance obligations. The independent public accounting firm will advise NHTSA of its findings by submitting a declaration to NHTSA regarding these points pursuant to 28 U.S.C. § 1746.

E.    Completion of Targeted Performance Obligations.

Consistent with Paragraph 50 of the Consent Order, the timeline for the satisfactory completion of the targeted performance obligations listed in Section B above is three years. No later than 30 days after the conclusion of the term of the Consent Order, FCA US will submit a Completion Report to NHTSA and, at NHTSA’s election FCA US will make a presentation of its work under the Consent Order. The Completion Report will address the satisfaction of each of the targeted performance obligations in order to allow NHTSA to evaluate whether FCA US has reasonably achieved the targeted performance obligations and objectives.

FCA US is responsible for the satisfactory completion of the targeted performance obligations in Section B above in accordance with the Consent Order. Subject to the provisions for extending the term of this Consent Order in Paragraph 50, if NHTSA concludes that FCA US has reasonably achieved all of the targeted performance obligations on or before the 3 year anniversary of the execution date of this Consent Order, NHTSA will release FCA US from any and all obligations to pay the Industry Outreach Amount, or any remaining portion thereof, to NHTSA. If, however, FCA US has not reasonably achieved the requirements of the performance obligations set out in Section B above by the end of the term of the Consent Order, the balance of the Industry Outreach amount shall become immediately due and owing. Should the NHTSA extend the term of this Consent Order as set forth in Paragraph 50, FCA US’s responsibility for the satisfactory completion of the targeted performance obligations listed in Section B shall also be extended for the term of one year.
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FCA US LLC CONSENT ORDER
ATTACHMENT C
Schedule of Certain FCA US’s Performance Obligations

Due Date	Description	Consent Order
30 days	Retain Independent Third Party Consultant	Paragraph 30
60 days	Payment of Non-Deferred Amount	Paragraph 20
60 days	Performance Obligations Plan	Paragraph 25 and Attachment A
60 days	Industry Outreach Plan	Paragraph 25 and Attachment B
60 days	Nominations for the Independent Monitor	Paragraph 36
90 days	Third-Party Review - Replacement Parts	Attachment A
90 days	Update on Efforts to Implement Performance Obligations	Attachment A
90 days	Plan to Maximize Recall Completion Rates	Attachment A
120 days	First Quarterly Meeting	Paragraph 47
120 days	Training Plan	Paragraph 29 and Attachment A
180 days	Report on Efforts to Implement Training Plan	Paragraph 33
210 days	Second Quarterly Meeting	Paragraph 47
300 days	Third Quarterly Meeting	Paragraph 47
365 days	Independent Third Party Consultant Audit - Safety Act Compliance	Paragraph 34
390 days	Fourth Quarterly Meeting	Paragraph 47
395 days	Report on the Findings of the Independent Third Party Consultant Audit - Safety Act Compliance	Paragraph 34

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